Pender Newkirk & Company
                                                    Certified Public Accountants
                                                          100 South Ashley Drive
                                                                      Suite 1650
                                                           Tampa, Florida  33602



                                          CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the prospectus constituting part of the Registration Statement on From SB-2, and any amendments hereto, to be filed by Aqua Clara Bottling & Distributing, Inc. of our Auditors' Opinion dated January 9, 1998, accompanying the Financial Statements of Aqua Clara Bottling & Distributing, Inc. and Subsidiary as of March 31, 1997, and to the use of our name under the caption "Experts" in the Prospectus.


Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida


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